EXHIBIT 5.1  OPINION ON LEGALITY

                                  LAW OFFICES
                                      OF
                              MICHAEL L. CORRIGAN

                            Carmel Valley Centre II
                             11995 El Camino Real
                                   Suite 301
TELEPHONE: (858) 436-3368    San Diego, CA  92130     FACSIMILE: (858) 436-3369
EMAIL: mike@corriganlaw.net

January 21, 2011

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Monster Offers
       Registration Statement on Form S-8

Gentlemen:

        We have acted as special counsel to Monster Offers, a Nevada corporation (the "Company"), in connection with the preparation for filing with the U. S. Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 200,000 shares ("Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), for a Consulting Agreement ("Agreement") dated January 21, 2011.

        We have examined the Agreement and such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Agreement, will be legally issued, fully paid and non-assessable.

     In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

      This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

Sincerely,

LAW OFFICES OF MICHAEL L. CORRIGAN

Michael L. Corrigan